Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund 3
333-58708, 811-10345

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities.


   For
           19,224,433
                    2,594
   Against
             1,232,153
                       309
   Abstain
                659,097
                       187
   Broker Non-Votes
             6,153,673
                    8,072
      Total
           27,269,356
                  11,162



To approve the new fundamental policy
 relating to investments in municipal
securities for the Fund.


   For
           19,344,257
                    2,605
   Against
             1,148,459
                       295
   Abstain
                622,967
                       190
   Broker Non-Votes
             6,153,673
                    8,072
      Total
           27,269,356
                  11,162

Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008989.